UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


           Date of Report (Date of earliest reported): August 22, 2003



                         WPCS INTERNATIONAL INCORPORATED
               (Exact name of registrant as specified in charter)



      Delaware                   0-26277                    98-0204758
(State or other jurisdiction   (Commission                 (IRS Employer
   of incorporation)            File Number)              Identification No.)



  140 South Village Avenue, Suite 20, Exton, Pennsylvania       19341
       (Address of principal executive offices)              (Zip Code)



        Registrant's telephone number, including area code (610) 903-0400

ITEM 1.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Clayborn Contracting Group, Inc.

On August 22, 2003, WPCS International Incorporated, a Delaware corporation (the "Company"), entered into and completed an Agreement and Plan of Merger with Clayborn Contracting Acquisition Corp. a California corporation wholly-owned by the Company (the "Subsidiary"), Clayborn Contracting Group, Inc., a California corporation ("Clayborn"), David G. Gove, as trustee ("D. Gove") and Sharon Gove, as trustee ("S. Gove" and together with D. Gove, the "Clayborn Shareholders"). Pursuant to the terms of the Agreement and Plan of Merger (the "Acquisition"), the Company acquired all of the issued and outstanding shares of capital stock of Clayborn from the Clayborn Shareholders in exchange for $900,000 cash consideration and 826,446 newly issued shares of the Company's common stock (the "Shares") with a fair value of approximately $868,000 based on the average value of the Company's common stock a few days before and after the merger terms were agreed to and announced. An additional $1,100,000 is payable to the Clayborn shareholders of 50% of the post tax profits of Clayborn, payable in quarterly distributions, which would increase the purchase price. As part of the Acquisition, the Company's Board of Directors entered into employment contracts with D. Gove, Charles H. Madenford, and Marilyn Engelking to serve as President, Area Manager, and Controller, respectively, of Clayborn.

Clayborn is a diversified project services firm that operates primarily on the west coast. Clayborn's services extend to both the public and private sector. Clayborn holds A, B and C10 licenses with the Contractors State Licensing Board. As a diverse services engineering company, Clayborn has designed and installed smart highway systems and substations for state and local municipalities in California. In addition, Clayborn has performed structured cabling, underground and utility work. Recently, Clayborn has expanded its services to include wireless SCADA design and deployment for water treatment facilities.

The 826,446 shares of common stock issued in the merger were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the Acquisition is a transaction not involving a public offering. All certificates evidencing the Shares bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

As part of the Acquisition, the Company caused the Subsidiary and Clayborn to be merged pursuant to an Agreement of Merger filed with the California Secretary of State on August 22, 2003. Clayborn survived the merger and the Company intends to continue to hold the surviving company as a wholly owned subsidiary and to continue its operations.

The amount of consideration paid to the Clayborn Shareholders for Clayborn was determined through arm's-length negotiations between these parties and the Company. Other than as disclosed herein, there are no material relationships between the Clayborn Shareholders and the Company or any of its affiliates, any directors or officers of the Company, or any associate of such directors or officers.

Following the closing of the merger, the Company had 20,135,690 shares of its common stock issued and outstanding.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)  Financial Statements of businesses acquired.

     1. Audited Financial Statements of Clayborn for the years ended September 30, 2002 and September 30, 2001- Filed herewith.

     2. Unaudited Financial Statements of Clayborn for the nine month period ended June 30, 2003 and 2002- Filed herewith.

(b)  Proforma Financial Information

     Proforma Financial Information- Filed herewith.

(c) Exhibits.

     3.   Agreement  and  Plan  of  Merger  by  and  among  WPCS   International
          Incorporated, Clayborn Contracting Acquisition Corp., Clayborn Contracting Group, Inc., David G. Gove and Sharon Gove made as of the 22nd day of August, 2003 (Previously filed).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WPCS INTERNATIONAL INCORPORATED




Date:  October 28, 2003               /s/ ANDREW HIDALGO
       --------------------         ---------------------------
                                    Andrew Hidalgo
                                    Chairman, Chief Executive Officer & Director

                        CLAYBORN CONTRACTING GROUP, INC.
                          INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report                                                                     F-2


Balance Sheets as of September 30, 2002 and 2001                                              F-3 to F-4


Statements of Income and Retained Earnings
         September 30, 2002 and 2001                                                             F-5

Statements of Cash Flows for the years ended
         September 30, 2002 and 2001                                                             F-6

Notes to Financial Statements                                                                    F-7

To the Board of Directors

CLAYBORN CONTRACTING GROUP, INC.
Auburn, California

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of CLAYBORN CONTRACTING GROUP, INC. as of September 30, 2002 and 2001, and the related statements of income and retained earnings, cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of CLAYBORN CONTRACTING GROUP, INC. as of September 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles generally accepted in the United States of America.


/s/  Burnett + Company LLP


Rancho Cordova, California
September 15, 2003

CLAYBORN CONTRACTING GROUP, INC.

BALANCE SHEETS

September 30, 2002 and 2001

ASSETS                                                             2002                  2001
                                                           ----------------     -----------------
CURRENT ASSETS
   Cash and cash equivalents                                $      459,580       $        33,702
   Cash held in lieu of retentions                                  19,170                66,209
   Contract receivables                                            678,284               756,901
   Costs and estimated earnings
      in excess of billings                                        319,726               198,938
   Prepaid expenses                                                 48,329                27,536
   Prepaid income tax                                               15,224                30,405
                                                           ----------------     -----------------

               Total current assets                              1,540,313             1,113,691

EQUIPMENT,
   net of accumulated depreciation of $458,242
   and $331,695, for 2002 and 2001, respectively                   368,918               453,905

OTHER ASSETS                                                        55,265                37,150
                                                           ----------------     -----------------

               Total assets                                 $    1,964,496       $     1,604,746
                                                           ================     =================

   The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY                               2002                  2001
                                                              ----------------     ----------------
CURRENT LIABILITIES
   Accounts payable                                          $        517,688      $       404,997
   Accrued expenses                                                   176,036               50,431
   Current maturity of long-term debt                                  47,735               49,890
   Billings in excess of costs and
      estimated earnings                                                8,092               34,382
   Income taxes payable                                                13,882                    0
   Deferred income taxes                                               76,000               94,500
                                                              ----------------     ----------------

               Total current liabilities                              839,433              634,200

LONG-TERM LIABILITIES
   Long-term debt, net of current maturity                            123,604              150,450
   Deferred income taxes                                               44,000               19,500
                                                              ----------------     ----------------

               Total long-term liabilities                            167,604              169,950
                                                              ----------------     ----------------

               Total liabilities                                    1,007,037              804,150
                                                              ----------------     ----------------

STOCKHOLDERS' EQUITY
   Common stock, no par value,
      50,000 shares authorized,
      1,000 shares issued and outstanding                             100,000              100,000
   Retained earnings                                                  857,459              700,596
                                                              ----------------     ----------------

       Total stockholders' equity                                     957,459              800,596
                                                              ----------------     ----------------

       Total liabilities and stockholders' equity             $     1,964,496      $     1,604,746
                                                              ================     ================

   The accompanying notes are an integral part of these financial statements.

CLAYBORN CONTRACTING GROUP, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

For the Year Ended September 30, 2002 and 2001

                                                       2002            2001
                                                   ------------    ------------
CONTRACT REVENUE                                   $ 6,059,117     $ 5,059,214

COST OF SALES                                  .     4,612,703       3,917,962
                                                   ------------    ------------

               Gross profit from contracting         1,446,414       1,141,252

GENERAL AND ADMINISTRATIVE EXPENSES                  1,178,827         888,840
                                                   ------------    ------------

               Income from operations                  267,587         252,412
                                                   ------------    ------------

OTHER INCOME (EXPENSE)
   Loss on sale of assets                     .         (3,311)         (6,986)
   Interest income                                       5,117          22,192
   Interest expense                                    (12,717)        (10,416)
                                                   ------------    ------------

               Total other income (expenses)           (10,911)          4,790
                                                   ------------    ------------

               Income before taxes                     256,676         257,202

PROVISION FOR INCOME TAXES                              99,813         105,000
                                                   ------------    ------------

NET INCOME                                             156,863         152,202

RETAINED EARNINGS, beginning of year                   700,596         548,394
                                                   ------------    ------------

RETAINED EARNINGS, end of year                     $   857,459     $   700,596
                                                   ============    ============


   The accompanying notes are an integral part of these financial statements.

CLAYBORN CONTRACTING GROUP, INC.

STATEMENTS OF CASH FLOWS

For the Year Ended September 30, 2002 and 2001

CASH FLOWS FROM OPERATING ACTIVITIES                                          2002                  2001
                                                                     -----------------      ----------------
Net income                                                           $        156,863       $       152,202

Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation                                                            136,633               122,822
      Loss on sale of assets                                                    3,311                 6,986
      Appreciation in cash surrender
         value of life insurance                                               (6,115)              (10,902)
   (Increase) decrease in assets:
      Contract receivables                                                     66,617              (327,315)
      Costs and estimated earnings in
         excess of billings                                                  (120,788)              (63,313)
      Prepaid expenses                                                        (20,793)               (5,342)
      Prepaid income tax                                                       15,181               (30,405)
   Increase (decrease) in liabilities:
      Accounts payable                                                        112,691               136,254
      Accrued expenses                                                        125,605               (24,812)
      Billings in excess of costs and
         estimated earnings                                                   (26,290)               28,838
      Income taxes payable                                                     13,882               (22,200)
      Deferred income taxes                                                     6,000                53,000
      Other assets                                                                  0                 2,687
                                                                       ----------------     ----------------

           Net cash provided by operating activities                          462,797                18,500

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of equipment                                                   (41,064)             (158,215)
   Proceeds from sale of assets                                                25,075                13,000
   Decrease (increase) in cash held in lieu of retentions                      47,039               (66,209)
   Proceeds from employee receivable                                                0                 1,900
                                                                       ----------------     ----------------

           Net cash provided by (used in) investing activities                 31,050              (209,524)

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term debt                                       (67,969)              (56,545)
                                                                      ----------------      ----------------

NET INCREASE (DECREASE) IN CASH                                               425,878              (247,569)

CASH, beginning of year                                                        33,702               281,271
                                                                      ----------------      ----------------

CASH, end of year                                                     $       459,580       $        33,702
                                                                      ================      ================

SUPPLEMENTAL DISCLOSURES REGARDING CASH FLOWS
   Cash paid for interest                                             $        12,717       $        10,416
                                                                      ================      ================

   Cash paid for income taxes                                         $        64,750       $       104,605
                                                                      ================      ================

   The accompanying notes are an integral part of these financial statements.

CLAYBORN CONTRACTING GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company's Activities - Clayborn Contracting Group, Inc. ("the Company") is engaged in electrical and heavy construction primarily in the public works sector. The work is performed under fixed price bid contracts. The Company performs the majority of their work in Northern and Central California.

Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Basis for Recording Income - The Company records income on construction contracts using the percentage-of-completion method of accounting based on the proportion of costs incurred on the contract to total estimated contract costs, except that material estimated losses which are apparent prior to completion are provided for in their entirety. No profit is taken into income until a contract has reached a stage of completion sufficient to reasonably determine, in the opinion of management, the ultimate realizable profit. Base percentages which range from 1% to 5%, depending on the type of contract, are generally used to determine when a sufficient stage of completion has been reached. Claims for additional contract compensation due the Company are not reflected in the accounts until the year in which such claims are allowed. As contracts extend over one or more periods, revisions in estimated costs and profits are reflected in the accounting period in which the facts which require the revisions become known.

Cost of sales includes all direct labor and labor costs, materials, subcontractors, equipment costs and other costs related to contract performance, such as indirect labor, supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

The asset, "Costs and estimated earnings in excess of billings," represents revenues recognized in excess of amounts billed on construction contracts in progress. The liability, "Billings in excess of costs and estimated earnings," represents billings in excess of revenues recognized on construction contracts in progress.

Financial Statement Classification - In accordance with normal practice in the construction industry, the Company includes in current assets and liabilities amounts realizable and payable over a period in excess of one year. Consistent with this practice, asset and liability accounts relating to construction contracts, including related deferred income taxes, are classified as current. The lives of the contracts entered into by the Company generally range from three to eighteen months.

Cash and Cash Equivalents - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

CLAYBORN CONTRACTING GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued
Concentration of Credit Risk - The Company maintains cash balances in excess of Federal Deposit Insurance Corporation insurable limits.

The Company performed a significant amount of work for one customer, comprising approximately 75% of outstanding contract receivables as of September 30, 2002. The Company performed a significant amount of work for two customers, comprising approximately 82% of outstanding contract receivables as of September 30, 2001. Contract revenue earned from one customer was approximately 62% and 56% of total contract revenue for the years ended September 30, 2002 and 2001, respectively.

Contract Receivables - The Company writes off contract receivables when uncollectible and payments subsequently received on such receivables are credited to revenue. Included in contract receivables is retainage receivable of $107,579 and $164,551 for the years ended September 30, 2002 and 2001, respectively, which is expected to be collected within one year.

Equipment - Equipment is recorded at cost and includes improvements that significantly add to its productivity or extend its useful life. Costs of maintenance and repairs are charged to expense. Upon retirement or disposal of equipment, the costs and related depreciation are removed from the accounts, and gain or loss, if any, is reflected in the earnings for both financial statement and income tax reporting purposes. Depreciation is provided for using the straight-line method. The estimated useful lives used for calculating depreciation for equipment classifications are as follows:
                                                                      Lives
                                                                     -----------
Automotive equipment                                                   5-7 Years
Construction equipment                                                 5-7 Years
Office equipment                                                      7-10 Years

Income Taxes - For income tax purposes, the Company reports income on the completed contract method of accounting. Under this method, billings and costs are accumulated during the period of construction, but profits or losses are not recorded until completion of the contracts.

Straight-line and accelerated depreciation are used for tax reporting purposes. Assets purchased after December 31, 1986, are subject to modified ACRS rules under the guidelines of the Tax Reform Act of 1986 (TRA 86).

Deferred income taxes are recorded using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Significant differences between the financial statement amounts and the tax basis for the Company arise from the recording of depreciation and the recognition of income from construction contracts. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment.

CLAYBORN CONTRACTING GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

2.    CASH HELD IN LIEU OF RETENTIONS
In exchange for the early release of retentions on various contracts, escrow accounts have been established in the amounts of $19,170 and $66,209 at September 30, 2002 and 2001, respectively.


3.    COSTS AND ESTIMATED EARNINGS ON CONSTRUCTION CONTRACTS
      IN PROGRESS
Costs and estimated earnings on construction contracts in progress contrast related billings at September 30, 2002 and 2001 as follows:

                                                                                    2002                  2001
                                                                             ----------------      ----------------
      Cost of sales to date                                                  $       928,866       $      868,308
      Gross profit to date                                                           219,809              269,333
                                                                             ----------------      ----------------

               Earned contract revenue                                             1,148,675            1,137,641

      Contract billings to date                                                      837,041              973,085
                                                                             ----------------      ----------------

               Net under billings                                            $       311,634       $      164,556
                                                                             ================      ================

Included in the accompanying balance sheet under the following captions:

      Costs and estimated earnings in excess of billings                     $       319,726       $      198,938
      Billings in excess of costs and estimated earnings                              (8,092)             (34,382)
                                                                             ----------------      ----------------

               Net under billings                                            $       311,634       $       164,556
                                                                             ================      ================

                                       F-9

CLAYBORN CONTRACTING GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

4.    EQUIPMENT
Equipment consists of the following as of September 30:

                                                                                    2002                 2001
                                                                             ----------------     ----------------
Automotive equipment                                                         $       409,409      $       397,659
Construction equipment                                                               382,594              351,030

Office equipment                                                                      35,157               36,911
                                                                             ----------------     ----------------


               Subtotals                                                             827,160              785,600


               Less accumulated depreciation                                         458,242              331,695
                                                                             ----------------     ----------------


               Totals                                                        $       368,918      $       453,905
                                                                             ================     ================

Depreciation charged to equipment costs and general and administrative expenses amounted to $121,789 and $14,844, respectively, for the year ended September 30, 2002, and $106,337 and $16,485 respectively, for the year ended September 30, 2001.


5. LINES OF CREDIT
The Company has an unsecured revolving line of credit with Wells Fargo Bank, due on demand with interest at prime plus 1.00% per annum, which expired March 10, 2003 and was subsequently renewed until March 10, 2004. The line of credit available with Wells Fargo Bank is $250,000. As of September 30, 2002 and 2001, there was no balance due.

The Company has a second line of credit with Wells Fargo Bank to finance equipment purchases. Upon the use of this line of credit, equipment purchases are financed in separate term notes (Note 6). The amounts financed under this credit facility bear interest at the bank's current fixed or variable rate in effect when the individual equipment is financed. The line of credit available annually is $200,000. Balances of $161,032 and $182,407 were available on the line of credit as of September 30, 2002 and 2001, respectively. The line of credit expired on March 5, 2003 and was subsequently renewed until March 5, 2004.

CLAYBORN CONTRACTING GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

6. LONG-TERM DEBT
Long-term debt consists of the following:

                                                           Interest
                                                             Rate                      2002                  2001
                                                        ----------------       -------------------- ----------------
General Motors Acceptance Corporation,
secured by automotive equipment, aggregate                        6.90%
monthly principal and interest payments                              to
of $834, due through January 2005                                 8.49%        $            13,916    $      27,853

Wells Fargo Bank, secured by equipment,                           6.65%
aggregate monthly principal and interest                             to
payments of $4,252, due through September 2007                    8.90%                    141,593          151,751

Chrysler Financial Corporation, secured by
automotive equipment, monthly principal and
interest payments of $423, due November 2005                      0.90%                     15,830           20,736
                                                                               -------------------- ----------------

               Current maturity of long-term debt                                           47,735           49,890
                                                                               -------------------- ----------------

               Long-term debt, net of current maturity                         $           123,604    $     150,450
                                                                               ==================== ================

Aggregate maturities on long-term debt are as follows:

   Year Ending September 30:                                                        2002                  2001
   ------------------------                                                    -------------------- ----------------

               2002                                                            $                 0    $      49,890
               2003                                                                         47,735           45,153
               2004                                                                         48,913           46,175
               2005                                                                         43,415           40,477
               2006                                                                         22,274           18,645
               2007                                                                          9,002                0
                                                                              ---------------------  ----------------

                                                                               $           171,339    $     200,340
                                                                              =====================  ================

CLAYBORN CONTRACTING GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

7. PROVISION FOR INCOME TAXES
The provision for income taxes consists of the following for the year ended September 30:

                                                                                    2002                  2001
                                                                             ----------------      ----------------

      Current tax expense                                                    $        93,813      $         52,000
      Deferred tax expense                                                             6,000                53,000
                                                                             ----------------      ----------------

               Total provision for income taxes                              $        99,813      $        105,000
                                                                             ================      ================

The September 30, 2002 and 2001 income tax expense differed from the amounts computed by applying the federal statutory income tax rate of 34% to the pre-tax net income as a result of the following:

                                                                                    2002                   2001
                                                                             ----------------      ----------------

      Federal tax at the statutory rate                                      $        87,300      $         87,400
      State income taxes, net of federal tax benefit                                  15,000                15,000
      Utilization of tax credits                                                      (5,500)                    0
      Permanent differences                                                            4,400                 2,800
      Other                                                                           (1,387)                 (200)
                                                                             ----------------      ----------------

                                                                             $        99,813      $        105,000
                                                                             ================      ================

The components of the temporary differences that give rise to significant portions of the deferred tax liabilities are as follows:

                                                                                    2002                   2001
                                                                             ----------------      ----------------

      Contract revenue recognition                                           $        79,500      $         98,300
      Depreciation                                                                    44,000                19,500
      Other                                                                           (3,500)               (3,800)
                                                                             ----------------      ----------------

               Net deferred tax liabilities                                  $       120,000      $        114,000
                                                                             ================      ================

                                      F-12

CLAYBORN CONTRACTING GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

8. EMPLOYEE PROFIT SHARING PLAN
The Company has an employee profit sharing plan under Section 401(k) covering eligible employees. The Company matches 25% of employee deferrals up to 3% of wages. The Company's contribution for the year ended September 30, 2002 and 2001 amounted to $7,256 and $7,814, respectively, and is included in employee benefits in general and administrative expenses.


9.    LITIGATION
From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company. The Company's management is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on the Company's financial condition or operating results.


10. SUPPLEMENTAL DISCLOSURES REGARDING CASH FLOWS
Non-cash investing and financing activities for the years ended September 30, 2002 and 2001 consisted of the acquisition of equipment through long-term debt totaling $38,968 and $170,805, respectively.


11. SUBSEQUENT EVENT
In August 2003, the Board of Directors of the Company approved an Agreement and Plan of Merger with WPCS International Incorporated ("WPCS"). The merger closed effective August 22, 2003. The change in ownership resulting from the merger constitutes an event of default under the line of credit agreement with the Bank referred to in Note 5. WPCS acquired all of the issued and outstanding shares of the Company in exchange for $900,000 cash consideration and 826,446 newly issued shares of WPCS common stock. An additional $1,100,000 is payable by delivery to the Company shareholders of 50% of the post tax profits of the Company, payable in quarterly distributions.

                        CLAYBORN CONTRACTING GROUP, INC.
                          INDEX TO FINANCIAL STATEMENTS

Condensed Balance Sheets as of June 30, 2003 (unaudited) and September 30, 2002          F-15 to F-16


Condensed Statements of Income for the nine months ended
         June 30, 2003 and 2002                                                              F-17

Condensed Statements of Cash Flows for the nine months ended
         June 30, 2003 and 2002                                                              F-18

Notes to Condensed Financial Statements                                                      F-19


                        CLAYBORN CONTRACTING GROUP, INC.

                            CONDENSED BALANCE SHEETS

                                                                (unaudited)
                                                                 June 30,           September 30,
ASSETS                                                             2003                 2002
                                                           -----------------     -----------------
CURRENT ASSETS
   Cash and cash equivalents                               $        298,069      $        459,580
   Cash held in lieu of retentions                                   45,760                19,170
   Contract receivables                                             569,462               678,284
   Costs and estimated earnings
      in excess of billings                                         128,807               319,726
   Prepaid expenses                                                   9,787                48,329
   Prepaid income tax                                                 3,224                15,224
                                                           -----------------     -----------------

               Total current assets                               1,055,109             1,540,313

EQUIPMENT, NET                                                      365,940               368,918

OTHER ASSETS                                                         61,515                55,265
                                                           -----------------     -----------------

               Total assets                                $      1,482,564      $      1,964,496
                                                           =================     =================

   The accompanying notes are an integral part of these financial statements.

                        CLAYBORN CONTRACTING GROUP, INC.

                                                              (unaudited)
                                                               June 30,              September 30,
         LIABILITIES AND STOCKHOLDERS' EQUITY                    2003                     2002
                                                            -----------------     -----------------
CURRENT LIABILITIES
   Accounts payable                                         $        136,405      $        517,688
   Accrued expenses                                                   13,149               176,036
   Current maturity of long-term debt                                 55,287                47,735
   Billings in excess of costs and
      estimated earnings                                              47,509                 8,092
   Income taxes payable                                                    -                13,882
   Deferred income taxes                                             120,000                76,000
                                                            -----------------     -----------------

               Total current liabilities                             372,350               839,433

LONG-TERM LIABILITIES
   Long-term debt, net of current maturity                           118,141               123,604
   Deferred income taxes                                                   -                44,000
                                                            -----------------     -----------------

               Total long-term liabilities                           118,141               167,604
                                                            -----------------     -----------------

               Total liabilities                                     490,491             1,007,037
                                                            -----------------     -----------------

STOCKHOLDERS' EQUITY
   Common stock, no par value,
      50,000 shares authorized,
      1,000 shares issued and outstanding                            100,000               100,000
   Retained earnings                                                 892,073               857,459
                                                            -----------------     -----------------

               Total stockholders' equity                            992,073               957,459
                                                            -----------------     -----------------

               Total liabilities and stockholders' equity   $      1,482,564      $      1,964,496
                                                            =================     =================

    The accompanying notes are an integral part of these financial statements.

                        CLAYBORN CONTRACTING GROUP, INC.

                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                                       Nine months ended
                                                                                            June 30,
                                                                                    2003                  2002
                                                                             ----------------     -----------------
CONTRACT REVENUE                                                             $     3,472,102      $      3,941,780

COST OF SALES                                                                      2,753,577             2,895,320
                                                                             ----------------     ----------------

               Gross profit from contracting                                         718,525             1,046,460

GENERAL AND ADMINISTRATIVE EXPENSES                                                  619,580               759,510
                                                                             ---------------      ----------------

               Income from operations                                                 98,945               286,950
                                                                             ----------------     ----------------

OTHER INCOME (EXPENSE)
   Loss on sale of assets                                                             (1,450)                    -
   Interest income                                                                     4,282                 6,214
   Interest expense                                                                   (8,063)               (9,942)
                                                                             ----------------     ----------------

               Total other income (expense)                                           (5,231)               (3,728)
                                                                             -----------------    -----------------

               Income before taxes                                                    93,714               283,222

PROVISION FOR INCOME TAXES                                                            59,100                19,261
                                                                             ----------------     -----------------

NET INCOME                                                                   $        34,614      $        263,961
                                                                             ================     =================

    The accompanying notes are an integral part of these financial statements.

                        CLAYBORN CONTRACTING GROUP, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                    (UNAUDITED)

                                                                                           Nine months ended
                                                                                                June 30,

CASH FLOWS FROM OPERATING ACTIVITIES                                                  2003                2002
                                                                                ---------------     ---------------
Net income                                                                      $       34,614      $      263,961

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
      Depreciation                                                                      98,555             106,284
      Appreciation in cash surrender
         value of life insurance                                                       (11,185)                  0
   (Increase) decrease in assets:
      Contract receivables                                                             108,822              (3,445)
      Costs and estimated earnings in
         excess of billings                                                            190,919            (123,656)
      Prepaid expenses                                                                  38,542              23,323
      Prepaid income tax                                                                12,000             (20,989)
   Increase (decrease) in liabilities:
      Accounts payable                                                                (381,283)            153,912
      Accrued expenses                                                                (162,887)            (41,971)
      Billings in excess of costs and
         estimated earnings                                                             39,417              36,730
      Income taxes payable                                                             (13,882)             (5,300)
      Other assets                                                                       4,934                   0
                                                                                ---------------     ---------------

             Net cash (used in) provided by operating activities                       (41,434)            388,849

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of equipment                                                            (95,576)             (9,874)
   (Increase) decrease in cash held in lieu of retentions                              (26,590)             37,049
                                                                                ---------------     ---------------

               Net cash (used in) provided by investing activities                    (122,166)             27,175

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from long-term debt                                                         39,463                   0
   Principal payments on long-term debt                                                (37,374)            (38,019)
                                                                                ---------------     ---------------

               Net cash provided by (used in) financing activities                       2,089             (38,019)
                                                                                ---------------     ---------------

NET (DECREASE) INCREASE IN CASH                                                       (161,511)            378,005

CASH, beginning of year                                                                459,580              33,702
                                                                                ---------------     ---------------

CASH, end of period                                                             $      298,069      $      411,707
                                                                                ===============     ===============

   The accompanying notes are an integral part of these financial statements.

                        CLAYBORN CONTRACTING GROUP, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying unaudited condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and do not include all of the information and footnote disclosures required by accounting principles generally accepted in the United States of America. Accordingly, the unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended September 30, 2002. Operating results for the nine month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year.

Company's Activities - Clayborn Contracting Group, Inc. ("the Company") is engaged in electrical and heavy construction primarily in the public works sector. The work is performed under fixed price bid contracts. The Company performs the majority of their work in Northern and Central California.

Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Basis for Recording Income - The Company records income on construction contracts using the percentage-of-completion method of accounting based on the proportion of costs incurred on the contract to total estimated contract costs, except that material estimated losses which are apparent prior to completion are provided for in their entirety. No profit is taken into income until a contract has reached a stage of completion sufficient to reasonably determine, in the opinion of management, the ultimate realizable profit. Base percentages which range from 1% to 5%, depending on the type of contract, are generally used to determine when a sufficient stage of completion has been reached. Claims for additional contract compensation due the Company are not reflected in the accounts until the year in which such claims are allowed. As contracts extend over one or more periods, revisions in estimated costs and profits are reflected in the accounting period in which the facts which require the revisions become known.

Cost of sales includes all direct labor and labor costs, materials, subcontractors, equipment costs and other costs related to contract performance, such as indirect labor, supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

The asset, "Costs and estimated earnings in excess of billings," represents revenues recognized in excess of amounts billed on construction contracts in progress. The liability, "Billings in excess of costs and estimated earnings," represents billings in excess of revenues recognized on construction contracts in progress.

                        CLAYBORN CONTRACTING GROUP, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)




2.  COSTS AND ESTIMATED EARNINGS ON CONSTRUCTION CONTRACTS
    IN PROGRESS
Costs and estimated earnings on construction contracts in progress contrast related billings at June 30, 2003 and September 30, 2002 as follows:

                                                                                   June 30,          September 30,
                                                                                     2003                2002
                                                                                 (unaudited)
                                                                                ----------------     ----------------
      Cost of sales to date                                                     $     1,959,467      $       928,866
      Gross profit to date                                                              708,496              219,809
                                                                                ----------------     ----------------
               Earned contract revenue                                                2,667,963            1,148,675

      Contract billings to date                                                       2,586,665              837,041
                                                                                ----------------     ----------------

               Net under billings                                               $        81,298      $       311,634
                                                                                ================     ================

Included in the accompanying balance sheet under the following captions:

      Costs and estimated earnings in excess of billings                        $      128,807       $       319,726
      Billings in excess of costs and estimated earnings                               (47,509)               (8,092)
                                                                                ----------------     ----------------

               Net under billings                                               $        81,298      $       311,634
                                                                                ================     ================

                        CLAYBORN CONTRACTING GROUP, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


3. LONG-TERM DEBT
Long-term debt consists of the following:

                                                                                               June 30,          September 30,
                                                                           Interest             2003                 2002
                                                                               Rate          (unaudited)
                                                                        ---------------    ---------------      ---------------
General Motors Acceptance Corporation,
secured by automotive equipment, aggregate                                       6.50%
monthly principal and interest payments                                            to
of $946, due through May 2008                                                    8.49%     $       23,072        $      13,916

Wells Fargo Bank, secured by equipment,                                          6.65%
aggregate monthly principal and interest                                           to
payments of $4,088, due through February 2008                                    8.90%             87,940              141,593

Chrysler Financial Corporation, secured by
automotive equipment, monthly principal and
interest payments of $423, due November 2005                                     0.90%              7,127               15,830
                                                                                           ---------------      ---------------

               Current maturity of long-term debt                                                  55,287               47,735
                                                                                           ---------------      ---------------

               Long-term debt, net of current maturity                                     $      118,141        $     123,604
                                                                                           ---------------      ---------------

Aggregate maturities on long-term debt are as follows:
                                                                                               June 30,          September 30,
                                                                                                2003                 2002
                                                                                             (unaudited)
                                                                                           ---------------      ---------------

               2003                                                                        $            0       $       47,735
               2004                                                                                55,287       $       48,913
               2005                                                                                65,040               43,415
               2006                                                                                30,001               22,274
               2007                                                                                17,263                9,002
               2008                                                                                 5,837                    0
                                                                                           ---------------      ---------------

                                                                                           $      173,428       $      171,339
                                                                                           ===============      ===============

4.  LITIGATION
From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company. The Company's management is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on the Company's financial condition or operating results.

5.  SUBSEQUENT EVENT
In August 2003, the Board of Directors of the Company approved an Agreement and Plan of Merger with WPCS International Incorporated ("WPCS"). The merger closed effective August 22, 2003. The change in ownership resulting from the merger constitutes an event of default under the line of credit agreement with the Bank referred to in Note 5. WPCS acquired all of the issued and outstanding shares of the Company in exchange for $900,000 cash consideration and 826,446 newly issued shares of WPCS common stock. An additional $1,100,000 is payable by delivery to the Company shareholders of 50% of the post tax profits of the Company, payable in quarterly distributions.

                         WPCS INTERNATIONAL INCORPORATED

                    INDEX TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL INFORMATION


INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION                     F-24 to F-25

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET-
"WPCS" AT JULY 31, 2003 AND "CLAYBORN" AT JUNE 30, 2003             F-26 to F-27

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
 OPERATIONS -"WPCS" FOR TWELVE MONTHS ENDED APRIL 30, 2003
 AND "CLAYBORN " FOR TWELVE MONTHS ENDED MARCH 31, 2003             F-28

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
 FINANCIAL STATEMENTS FOR TWELVE MONTHS ENDED APRIL 30, 2003        F-29 to F-30


PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
 OPERATIONS -"WPCS" FOR THREE MONTHS ENDED JULY 31, 2003
 AND "CLAYBORN " FOR THREE MONTHS ENDED JUNE 30, 2003               F-31

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
 FINANCIAL STATEMENTS FOR THREE MONTHS ENDED JULY 31, 2003          F-32

                         WPCS INTERNATIONAL INCORPORATED

                 INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

We are providing the following unaudited pro forma condensed combined financial information of WPCS International ("WPCS") and its acquisition of Clayborn Contracting Group, Inc. ("Clayborn") to present the results of operations and financial position of WPCS had the merger been completed at an earlier date.

ACQUISITION OF CLAYBORN CONTRACTING GROUP, INC.

On August 22, 2003, WPCS International Incorporated, a Delaware corporation (the "Company"), entered into and completed an Agreement and Plan of Merger with Clayborn Contracting Acquisition Corp. a California corporation wholly-owned by the Company (the "Subsidiary"), Clayborn Contracting Group, Inc., a California corporation ("Clayborn"), David G. Gove, as trustee ("D. Gove") and Sharon Gove, as trustee ("S. Gove" and together with D. Gove, the "Clayborn Shareholders").

Pursuant to the terms of the Agreement and Plan of Merger (the "Acquisition"), the Company acquired all of the issued and outstanding shares of capital stock of Clayborn from the Clayborn Shareholders in exchange for $900,000 cash consideration and of 826,446 newly issued shares of the Company's common stock with a fair value of approximately $868,000 based on the average value of the Company's common stock as of a few days before and after the merger terms were agreed to and announced. An additional $1,100,000 is payable by the delivery to the Clayborn shareholders of 50% of the post tax profits of Clayborn, payable in quarterly distributions, which would increase the purchase price. Based on the June 30, 2003 historical net assets acquired from Clayborn of approximately $992,000, the Company preliminarily expects to recognize goodwill of approximately $816,000, including transaction costs. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or intangible assets.


The unaudited pro forma condensed consolidated balance sheet of the Company gives effect to the merger as if it had occurred on July 31, 2003 and the unaudited pro forma condensed consolidated statement of operations of the Company gives effect to the merger as if it had occurred on May 1, 2002 for the twelve months ended April 30, 2003, and on May 1, 2003, for the three months ended July 31, 2003, respectively.


The acquisition of Clayborn was accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the merger. Based on the preliminary information currently available, the acquisition resulted in approximately $816,000 of goodwill.

This unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions set forth herein and in the notes thereto. The unaudited pro forma results for the twelve months ended April 30, 2003 have been prepared utilizing (a) the audited financial statements of WPCS included in Form 10-KSB for the fiscal year ended April 30, 2003; (b) the unaudited financial statements of Clayborn for the twelve months ended March 31, 2003; (c) unaudited financial statements of Invisinet, Inc. for the six months ended September 30, 2002; and (d) the unaudited financial statements of Walker Comm, Inc. for the eight months ended December 31, 2002.



The unaudited pro forma results for the three months ended July 31, 2003 have been prepared utilizing (a) the unaudited interim financial statements of WPCS included in Form 10-QSB for the three months ended July 31, 2003; and (b) the unaudited financial statements of Clayborn for the three months ended June 30, 2003.


The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the "Agreement and Plan of Merger" been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", WPCS's audited consolidated financial statements, including the notes thereto contained in its Annual Report on Form 10-KSB for the year ended April 30, 2003 incorporated herein by reference, Clayborn's audited financial statements, including the notes thereto, for the years ended September 30, 2002 and 2001 and other historical financial information appearing elsewhere herein.


                     WPCS INTERNATIONAL INC AND SUBSIDIARIES
            CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET

                                                        JULY 31,             JUNE 30,                       PRO FORMA
                                                         2003                 2003
                                                         WPCS                CLAYBORN          ADJUSTMENTS        CONSOLIDATED
                                                   ---------------      ---------------      ---------------    ---------------
ASSETS
Current Assets
Cash                                               $      929,084       $      298,069       (a)  ($900,000)    $      327,153
Accounts receivable, net                                3,070,588              615,222                    -          3,685,810
Costs in excess of billings                               946,658              128,807                    -          1,075,465
Inventory                                                  90,352                    -                    -             90,352
Prepaid expenses                                          196,473               13,011                    -            209,484
Deferred tax assets                                        70,000                    -                    -             70,000
                                                   ---------------      ---------------      ---------------    ---------------
Total current assets                                    5,303,155            1,055,109             (900,000)         5,458,264


Property and Equipment, net                               612,470              365,940                    -            978,410
Customer lists, net                                       472,000                    -                    -            472,000
Goodwill                                                5,538,882                    -       (b)    815,695          6,354,577
Other Assets                                               22,771               61,515                    -             84,286
                                                   ---------------      ---------------      ---------------    ---------------
                                                   $   11,949,278       $    1,482,564       $      (84,305)    $   13,347,537
                                                   ===============      ===============      ===============    ===============

                     WPCS INTERNATIONAL INC AND SUBSIDIARIES

            CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET

                                                        JULY 31,             JUNE 30,                       PRO FORMA
                                                         2003                 2003
                                                         WPCS                CLAYBORN          ADJUSTMENTS        CONSOLIDATED
                                                   ---------------      ---------------      ---------------    ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses              $    1,145,131       $      149,554       (b)$    40,000     $    1,334,685
Billings in excess of cost                              1,407,155               47,509                    -          1,454,664
Current maturities-capital lease obligation                 2,294                    -                    -              2,294
Current maturities-equipment loans payable                 10,327               55,287                    -             65,614
Notes payable, officer                                    100,000                    -                    -            100,000
Due to shareholders                                       208,207                    -                    -            208,207
Income taxes payable                                      143,000                    -                    -            143,000
Deferred taxes- current portion                           129,000              120,000                    -            249,000
                                                   ---------------      ---------------      ---------------    ---------------
Total current liabilities                               3,145,114              372,350               40,000          3,557,464
                                                   ---------------      ---------------      ---------------    ---------------

Capital lease obligation-net of current
maturities                                                  4,056                    -                    -              4,056
Long-term debt, net of current maturities                       -              118,141                    -            118,141
Deferred taxes, net of current portion                    434,000                    -                    -            434,000
                                                   ---------------      ---------------      ---------------    ---------------
Total liabilities                                       3,583,170              490,491               40,000          4,113,661
                                                   ---------------      ---------------      ---------------    ---------------

Stockholders' equity
Common stock                                                1,486              100,000       (d)         83              1,569
                                                                                             (c)   (100,000)
Additional paid-in capital                              9,030,426                    -       (d)    867,685          9,898,111
(Accumulated deficit)/retained earnings                  (655,804)             892,073       (c)   (892,073)          (655,804)
                                                   ---------------      ---------------      ---------------    ---------------
Total stockholders equity                               8,366,108              992,073             (124,305)         9,233,876
                                                   ---------------      ---------------      ---------------    ---------------
                                                   $   11,949,278       $    1,482,564       $      (84,305)    $   13,347,537
                                                   ===============      ===============      ===============    ===============

                                           WPCS International Incorporated and Subsidiaries

                  Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Year Ended April 30, 2003

                               FOR THE     FOR THE SIX    FOR THE EIGHT     PRO FORMA            FOR THE TWELVE  PRO FORMA
                              YEAR ENDED   MONTHS ENDED   MONTHS ENDED              CONSOLIDATED  MONTHS ENDED  CONSOLIDATED
                               APRIL 30,   SEPTEMBER 30,  DECEMBER 31,                 before      MARCH 31,        after
                                 2003          2002         2002                      CLAYBORN       2003         CLAYBORN
                                  WPCS       INVISINET     WALKER      ADJUSTMENTS  ACQUISITION    CLAYBORN     ACQUISITION
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------
Net sales                      $ 5,422,858   $ 656,295   $4,599,372    $        -  $ 10,678,525  $ 5,976,308   $ 16,654,833

Cost of sales                    3,768,495     521,630    4,093,286             -     8,383,411    4,614,228     12,997,639
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------

Gross profit                     1,654,363     134,665      506,086             -     2,295,114    1,362,080      3,657,194
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------

Operating expenses
Selling expenses                    27,741           -       29,786             -        57,527            -         57,527
General and administrative       1,833,086     172,516    1,288,532             -     3,294,134    1,044,303      4,338,437
Provision for doubtful
accounts                            38,779       6,000      (14,393)            -        30,386            -         30,386
Depreciation and amortization      116,501       3,366      134,353 (a)   106,949       361,169       16,109        377,278
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------
     Total operating expenses    2,016,107     181,882    1,438,278       106,949     3,743,216    1,060,412      4,803,628
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------

Income (loss) from operations     (361,744)    (47,217)    (932,192)     (106,949)   (1,448,102)     301,668     (1,146,434)

Other income (expense)
Interest income                          -           -        2,435             -         2,435            -          2,435
Interest expense                         -        (297)           -             -          (297)     (11,982)       (12,279)
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------
     Total other income
     (expense)                           -        (297)       2,435             -         2,138      (11,982)        (9,844)
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------

Income (loss) before
     provision for income
     taxes                        (361,744)    (47,514)    (929,757)     (106,949)   (1,445,964)     289,686     (1,156,278)
Provision for income taxes         (19,550)          -       60,246             -        40,696     (135,152)       (94,456)
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------

Net Income (loss)              $  (381,294)  $ (47,514)  $ (869,511)   $ (106,949) $ (1,405,268)   $ 154,534   $ (1,250,734)

Imputed dividends accreted
     on Convertible
     Seried B Preferred Stock     (173,000)          -            -             -      (173,000)           -       (173,000)
                              ------------- ----------- ------------   ----------- ------------- ------------ --------------
Net loss attributable to
    common
    Shareholders               $  (554,294)  $  (47,514) $ (869,511)   $ (106,949) $ (1,578,268)   $ 154,534   $ (1,423,734)
                              ============= ============ ============  =========== ============= ============  =============

Basic net loss per common
     share                     $     (0.05)                                             $ (0.13)               $      (0.11)
                              =============                                        =============               =============

Basic weighted average number
     of common shares
     outstanding                10,376,685                                           12,571,474                  13,397,920
                              -------------                                        -------------               -------------

                WPCS INTERNATIONAL INCORPORATED and SUBSIDIARIES

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
             FINANCIAL STATEMENTS for the year ended April 30, 2003



NOTE 1. WPCS International Incorporated ("WPCS") is a publicly held corporation whose newly formed subsidiaries completed the following transactions: (a) on November 13, 2002, merged with Invisinet, Inc. ("Invisinet") (b) on December 30, 2002, merged with Walker Comm, Inc, ("Walker") and (c) on August 22, 2003, merged with Clayborn Contracting Group, Inc. ("Clayborn"). For accounting purposes, each of these transactions has been treated as an acquisition with the net assets of each acquired company being stated at fair value in accordance with the purchase method of accounting.


NOTE 2. The unaudited pro forma consolidated balance sheet at July 31, 2003 presented herein has been prepared as if the merger of WPCS and Clayborn had been consummated on May 1, 2003. Pro forma balance sheet adjustments have been made for the following:

          (a) To record the cash consideration of $900,000 paid to the shareholders of Clayborn at the closing of the acquisition.

          (b) To reflect the excess of acquisition cost over the estimated fair value of the net assets acquired (goodwill). The allocation of the purchase price is based on financial information of Clayborn as of June 30, 2003. There might be further adjustments to the purchase price allocation upon finalization of financial information as of the date of the merger. However, we do not believe that the final purchase price allocation will have a material impact on our pro forma results of operations or financial position. The purchase price and purchase price allocation are summarized as follows:

                     Purchase price paid as:
                     Cash consideration                                                 $       900,000
                     Common stock issued                                                        867,768

                     Transaction costs                                                           40,000
                                                                                        -----------------
                        Total purchase price consideration                                    1,807,768
                  Allocated to:
                     Historical net book value of Clayborn at June 30,
                       2003                                                             $       992,073
                                                                                        -----------------
                  Cost in excess of net assets acquired                                 $       815,695
                                                                                        =================

          (c) To reflect the elimination of the shareholders' equity accounts of Clayborn of ($992,073) and the issuance of WPCS common stock. To effect the merger, WPCS issued 826,446 shares of WPCS common stock with a fair value of approximately $868,000, based upon the average value of WPCS common stock a few days before and after the merger terms were agreed to and announced.

          (d) To reflect the issuance of 826,446 shares of WPCS common stock to effect the merger as if these shares were outstanding at the beginning of the periods presented.

NOTE 3. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended April 30, 2003 presented herein has been prepared as if the merger of WPCS and Clayborn had been consummated as of May 1, 2002. Likewise, the pro forma condensed consolidated statement of operations for the twelve months ended April 30, 2003 include the unaudited statements of operations of Invisinet for the six months ended September 30, 2002, and Walker for the eight months ended December 31, 2002, as if the merger of these companies had been consummated as of May 1, 2002. Pro forma statement of operations adjustments for the twelve months ended April 30, 2003 have been made for the following.

          (a) To record a full year of depreciation and amortization for the fair value of property and equipment and customer lists acquired related to the Invisinet and Walker acquisitions, as if the merger of these companies had been consummated as of May 1, 2002. Accordingly, addition depreciation on property and equipment of $39,949 and amortization of $67,000, totaling $106,949, is included as a pro forma adjustment.

                WPCS INTERNATIONAL INCORPORATED and SUBSIDIARIES

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS for the Three Months ended July 31, 2003

       WPCS INTERNATIONAL INC AND SUBSIDIARIES
            PROFORMA STATEMENT OF EARNINGS

                                                         FOR THE THREE         FOR THE THREE            PRO FORMA
                                                         MONTHS ENDED          MONTHS ENDED            CONSOLIDATED
                                                           JULY 31,              JUNE 30,             FOR THE THREE
                                                            2003                  2003                 MONTHS ENDED
                                                            WPCS                CLAYBORN              JULY 31, 2003
                                                       ---------------        ---------------        ---------------

Net sales                                              $    3,096,483         $    1,438,162         $    4,534,645
Cost of sales                                               2,029,246              1,086,598              3,115,844
                                                       ---------------        ---------------        ---------------
Gross profit                                                1,067,237                351,564              1,418,801
                                                       ---------------        ---------------        ---------------

Operating expenses
Selling expenses                                               16,236                      -                 16,236
General and administrative                                  1,069,063                194,414              1,263,477
Depreciation and amortization                                  63,682                  4,344                 68,026
                                                       ---------------        ---------------        ---------------
Total operating expenses                                    1,148,981                198,758              1,347,739
                                                       ---------------        ---------------        ---------------

Income (loss) from operations                                 (81,744)               152,806                 71,062

Other income (expense)
Interest income                                                     -                  1,310                      -
Interest expense                                                    -                 (3,005)                (3,005)
                                                       ---------------        ---------------        ---------------

     Total other income (expense)                                   -                 (1,695)                (3,005)
                                                       ---------------        ---------------        ---------------
Income (loss) before
   provision for income taxes                                 (81,744)               151,111                 68,057
Provision for income taxes                                    (41,000)               (23,700)               (64,700)
                                                       ---------------        ---------------        ---------------


Net Income (loss)                                      $     (122,744)        $      127,411         $        3,357
                                                       ===============        ===============        ===============

Basic net income (loss) per common share               $        (0.01)                               $         0.00
                                                       ===============                               ===============
Basic weighted average number of
   common shares outstanding                               13,252,755                                    14,079,201
                                                       ===============                               ===============

                WPCS INTERNATIONAL INCORPORATED and SUBSIDIARIES

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS for the Three Months ended July 31, 2003


NOTE 1. The statement of operations of WPCS was derived from its interim unaudited financial statements on Form 10Q-SB for the th ree  months
          ended July 31, 2003.

          The statement of operations of Clayborn was derived from its interim unaudited financial statements for the three months ended June 30, 2003.